UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

Hydrophi Technologies Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55050	27-2880472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Jorie Blvd, Suite 250 Oak Brook, IL	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 981-0098

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01. Entry into a Material Definitive Agreement.

Item  2.01. Completion of Acquisition or Disposition of Assets.

Effective December 27, 2016, HydroPhi Technologies Group, Inc. and HydroPhi Technologies, Inc. entered into an agreement with HydroPhi Group, Ltd to transfer and dispose of the intellectual property developed and integrated by HydroPhi Technologies, Inc. related to the “HydroPhi” process of water gasification.  This action effectively exits HydroPhi Technologies Group, Inc. from the retrofit market, and focuses the company on the ground freight logistics business.

After sustaining continuing and mounting losses at the company from the support of the Hydrogen gas technology retrofit business, the company opted to focus management attention on the rapidly growing ground freight business.  This decision was reinforced by the high cost of continued development, the lack of executable contracts, and dampened demand for the technology as a result of sustained and persistent low fuel prices.  The market simply no longer remained viable under these conditions.

The consideration for the transfer included the cancellation or transfer of a portion of the accrued liabilities of the business in addition to compensation and expenses due Roger M. Slotkin for services as an employee of HydroPhi Technologies Group, Inc. on or before April 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROPHI TECHNOLOGIES GROUP, INC.

Date: December 30, 2016	By:	/s/ Nikola Zaric
Name: Nikola Zaric Title: President

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